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                                                                     Exhibit 5.1

                                 HALE AND DORR
                                60 State Street
                               Boston, MA  02109

                                August 30, 1996

Boston Communications Group, Inc.
100 Sylvan Road
Woburn, MA  01801

       Re: Boston Communications Group, Inc. Non-Qualified Stock Options

Ladies and Gentlemen:

       We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 653,278 shares of Common Stock, $.01 par value per share (the "Shares"), of Boston Communications Group, Inc. a Massachusetts corporation (the "Company"), issuable pursuant to written option agreements.

       We have examined the Restated Articles of Organization of the Company and the By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

       In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

       Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued pursuant to the written option agreements, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the written option agreements, will be legally issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


                               Very truly yours,

                              /s/ Hale and Dorr

                               HALE AND DORR